                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2003                                               Income          Shares       Per Share
(in thousands, except per share amounts)        (Numerator)    (Denominator)     Amount
-----------------------------------------------------------------------------------------
Basic EPS:
Net income available to common stockholders     $    66,344           26,131    $    2.54

Effect of dilutive securities:
Restricted stock                                          -              881
8.75% convertible subordinated debentures                67              175
Stock options                                             -              338
Deferred shares                                           -              120
                                                -----------    -------------

Diluted EPS:
Income available to common stockholders
   and assumed conversions                      $    66,411           27,645    $    2.40
                                                ===========    =============    =========

2002                                            Income (Loss)         Shares        Per Share
(in thousands, except per share amounts)         (Numerator)      (Denominator)      Amount
---------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations           $      42,138            25,301     $    1.67
Net (loss) from discontinued operations                  (169)           25,301         (0.01)
                                                -------------                       ---------
Net income available to common stockholders     $      41,969            25,301     $    1.66
                                                =============     =============     =========

Effect of dilutive securities:
Restricted stock                                            -               796
8.75% convertible subordinated debentures                 143               363
Stock options                                               -               359
Deferred shares                                             -               103
                                                -------------     -------------

Diluted EPS:
Income from continuing operations               $      42,281            26,922     $    1.57
Net (loss) from discontinued operations                  (169)           26,922         (0.01)
                                                -------------                       ---------
Income available to common stockholders
   and assumed conversions                      $      42,112            26,922     $    1.56
                                                =============     =============     =========

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

2001                                            Income (Loss)         Shares        Per Share
(in thousands, except per share amounts)         (Numerator)      (Denominator)      Amount
---------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations           $      26,318            24,583     $    1.07
Net (loss) from discontinued operations                  (625)           24,583         (0.02)
                                                -------------                       ---------
Net income available to common stockholders     $      25,693            24,583     $    1.05
                                                =============     =============     =========

Effect of dilutive securities:
Restricted stock                                            -               769
8.75% convertible subordinated debentures                 220               540
Stock options                                            (141)              469
Deferred shares                                             -                63
                                                -------------     -------------

Diluted EPS:
Income from continuing operations               $      26,397            26,424     $    1.00
Net (loss) from discontinued operations                  (625)           26,424         (0.02)
                                                -------------                       ---------
Income available to common stockholders
  and assumed conversions                       $      25,772            26,424     $    0.98
                                                =============     =============     =========